Exhibit (g)(7)

Form of APPENDIX "B"

TO

CUSTODIAN AGREEMENT

BETWEEN

trust name and The Chase Manhattan Bank, N.A.

Dated as of [ ]

The following is a list of Foreign Subcustodians and Special Subcustodians under the Custodian Agreement dated as of July 18, 1991:

A. Special Subcustodians:

Subcustodian	Purpose
Morgan Guaranty Trust Company of New York	FICASH

B. Foreign Subcustodians:

Country	Subcustodian	Depository
Argentina	Chase Manhattan Bank,	Caja de Valores, S.A.
N.A., Buenos Aires
Australia	Chase AMP Bank Ltd., Sydney	None
Austria	Creditanstalt Bankverein,	OeKB-Aktiengesellscaft
	Vienna	(Kontrollbank)
Bangladesh	Standard Chartered Bank, Dhaka	None
Belgium	Generale Bank, Brussels	CIK
Brazil	Banco Chase Manhattan, S.A.,	BOVESPA
Sao Paulo
Canada	Royal Bank of Canada, Toronto	CDS
Canada Trust Company, Toronto
Chile	Chase Manhattan Bank, N.A.,	None
Santiago
China	Hongkong & Shanghai Banking	Shenzhen Stock Exchange
	Corporation, Ltd.,	Registration Corp. and
	Shanghai and Shenzhen	SSCCRC
Colombia	Cititrust Colombia S.A. Sociedad	None
Fiduciaria, Bogota
Country	Subcustodian	Depository
Czech Republic	Ceskoslovenska Obchodni Banka,	Securities Center (SCP)
A.S., Prague
Denmark	Den Danske Bank, Copenhagen	VP Center
Egypt	National Bank of Egypt	None
Finland	Kansallis-Osake-Pankki,	Pankkitarkastus
	Helsinki	Virasto
France	Banque Paribas, Paris	SICOVAM
Germany	Chase Bank, A.G., Frankfurt	Deutscher Kassenverein A.G.
(KV)
Greece	Barclays Bank, Plc	Apothetirio Titlon A.E.
Hong Kong	Chase Manhattan Bank, N.A.,	Hong Kong Securities
	Hong Kong	Clearing &
Settlement System
Hungary	Citibank Budapest Rt.	None
India	Hongkong & Shanghai Banking Corp.None

Indonesia	Hongkong & Shanghai Banking	None
Corporation, Ltd., Jakarta
Ireland	Bank of Ireland, Dublin	None
Israel	Bank Leumi Le-Israel, B.M., Tel Aviv	*Stock Exchange
Clearing House, Ltd.
Italy	Chase Manhattan Bank, N.A., Milan	Monte Titoli S.p.A.
Japan	Chase Manhattan Bank, N.A., Tokyo	None
Jordan	Arab Bank, PLC, Amman	None
Malaysia	Chase Manhattan Bank, N.A.,	Malaysian Central Depositry
Sdn Bhd

Mexico	Chase Manhattan Bank, N.A.,	INDEVAL
New York
Banco Nacional De Mexico, S.A.,
Mexico
Morocco	Banque Commerciale du Maroc	None
Netherlands	ABN-AMRO Bank, N.V., Amsterdam	NECIGEF/KAS Associatie

note: * subject to issuance of SEC no-action letter or opinion of counsel

Country	Subcustodian	Depository
New Zealand	National Nominees Ltd., Auckland	None
Norway	Den norske Bank, Oslo	VPS
Pakistan	Citibank, N.A., Karachi	None
Peru	Citibank, N.A. Lima	None
Philippines	Hongkong & Shanghai Banking	None
Corporation Ltd., Manila
Poland	Bank Handlowy W. Warszawie,	CDKPW
S.A., Warsaw
Portugal	Banco Espirito Santo E Comercial	Central de Valores
	de Lisboa, S.A., Lisbon	Mobiliaros
Singapore	Chase Manhattan Bank, N.A.,	CDP
Singapore
South Africa	The Standard Bank of South Africa,	None
Ltd., Johannesburg
South Korea	Hongkong & Shanghai Banking	Korean Securities
	Corporation Ltd., Seoul	Depository
Spain	Chase Manhattan Bank, N.A., Madrid	Servicio de Compenscion
	Banque Bruxelles Lambert, Madrid	y Liquidacion de Valores
(SCL)

Sri Lanka	Hongkong & Shanghai Banking	Central Depository
System Ltd.
Sweden	Skandinaviska Enskilda Banken,	VPC

Switzerland	Union Bank of Switzerland, Zurich	SEGA
Taiwan	Chase Manhattan Bank, N.A., Taipei	Taiwan Securities Cetral
(TSCD)

Thailand	Chase Manhattan Bank, N.A.,	Shares Depository Center

Transnational
Turkey	Chase Manhattan Bank, N.A.,	Takas ve Saklama A.S. (TvS)

United Kingdom	Chase Manhattan Bank, N.A.,	None

First National Bank of Chicago,

Uruguay	The First National Bank of Boston,	None

Venezuela	Citibank, N.A., Caracas	None
Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None
\\\\\\\\\\	trust name
By:	/s/ Gary L. French
Name:	Gary L. French
Title:	Treasurer